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                                                                    EXHIBIT 3(i)

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        DALLAS SEMICONDUCTOR CORPORATION


         DALLAS SEMICONDUCTOR CORPORATION, a corporation organized and existing under the laws of Delaware (the "Corporation"), hereby certifies as follows:

         1. The name of the Corporation is Dallas Semiconductor Corporation. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 1, 1984.

         2. This Amended and Restated Certificate of Incorporation restates and integrates the provisions of the Corporation's Certificate of Incorporation as heretofore amended and further amends the Certificate of Incorporation of this Corporation as follows:

                  Article Fourth of this Corporation is amended to increase the number of authorized shares of Common Stock from 40 million to 100 million and, as amended, Section (a) of Article fourth of the Corporation's Certificate of Incorporation shall be and read as follows:

                           "FOURTH: (a) The total number of shares of stock
                  which the Corporation shall have authority to issue is one hundred five million (105,000,000), of which one hundred million (100,000,000) shares of the par value of Two Cents ($.02) each, amounting in the aggregate to two million dollars ($2,000,000), shall be Common Stock, and of which five million (5,000,000) shares of the par value of Ten Cents ($.10) each, amounting in the aggregate to five hundred thousand dollars ($500,000), shall be Preferred Stock."

         3. The text of the Certificate of Incorporation as amended heretofore is further amended hereby to read as herein set forth in full:

                  FIRST: The name of the Corporation is Dallas Semiconductor Corporation.

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or actions for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: (a) The total number of shares of stock which the Corporation shall have authority to issue is one hundred five million (105,000,000), of which one hundred million

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         (100,000,000) shares of the par value of Two Cents ($.02) each, amounting in the aggregate to two million dollars ($2,000,000), shall be Common Stock, and of which five million (5,000,000) shares of the par value of Ten Cents ($.10) each, amounting in the aggregate to five hundred thousand dollars ($500,000), shall be Preferred Stock.

                           (b) Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the issue of any series of Preferred Stock, the designation of such series and the powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, including the following:

                           (i) The distinctive designation and number of shares
                  comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

                           (ii) The dividend rate or rates on the shares of such
                  series and the preferences, if any, over any other series (or of any other series over such series) with respect to dividends, the terms and conditions upon which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

                           (iii) Whether or not the shares of such series shall
                  be redeemable, the price or prices, limitations and restrictions, and any other terms and conditions with respect to such redemptions;

                           (iv) The rights to which the holders of such series
                  shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                           (v) Whether or not the shares of such series shall be
                  subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operations thereof;

                           (vi) Whether or not the shares of such series shall
                  be convertible into or exchangeable for shares of stock of any other class or classes, or of any other series of the same class and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;


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                           (vii) The voting powers, if any, of the shares of
                  such series; and whether or not and under what conditions the shares of such series shall be entitled to vote separately as a single class for the election of one or more additional directors of the Corporation in case of dividend arrearages or other specified events, or upon other matters;

                           (viii) Any other preferences, privileges and powers,
                  and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

                           (c) Shares of Preferred Stock which have been redeemed or converted, or which have been issued and reacquired in any manner and retired, shall have the status of authorized and unissued Preferred Stock without designation and may be redesignated by the Board of Directors as shares of the same or any other series, unless otherwise provided with respect to any series in the resolution of the Board of Directors creating such series.

                  FIFTH: (a) The business and affairs of the Corporation shall be managed by the Board of Directors. The election of Directors need not be by written ballot.

                         (b) Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders or otherwise, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock of the Corporation.

                  SIXTH: In furtherance and not in limitation of the power conferred by the laws of the State of Delaware, the Board of Directors hall have the power to adopt, amend and repeal the By-laws of the Corporation (except so far as By-laws of the Corporation adopted by the stockholders shall otherwise provide). Any By-laws adopted by the directors under the power conferred hereby may be amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, the provisions of Sections 2.09, 3.02, 3.03, 3.04 and 3.05 of the By-laws shall not be amended or repealed and no provision inconsistent therewith shall be adopted without either (a) the favorable recommendation of a majority of the Disinterested Directors and the affirmative vote of the holders of at least a majority of the capital stock of the Corporation that may vote in the election of directors, or (b) the affirmative vote of (i) the holders of 80% of more of the outstanding shares of capital stock, voting together as a single class, and (ii) the holders of at least a majority of the shares of the capital stock of the Corporation which are not beneficially owned by an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, voting together as a single class. Capitalized terms used herein shall have the same meaning defined for such terms in Article Eighth herein.


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                  SEVENTH: (a) The Corporation may, to the fullest extent
         permitted by Section 145 of the Delaware General Corporation Law, as the same exists or may hereafter be amended, indemnify all persons whom it may indemnify pursuant thereto, and to the fullest extent otherwise permitted by applicable law.

                           (b) To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by such law.

                           (c) No repeal or modification of this Article Seventh by the stockholders of the Corporation shall adversely affect any right or protection of a director or other person lawfully indemnified by the Corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

                  EIGHTH:

                  SECTION 1.  Vote Required for Certain Business Combinations

                  A. Description of Transactions. In addition to any affirmative vote required by law or this Certificate of Incorporation (and regardless of whether or not a vote of stockholders is otherwise required), and except as otherwise expressly provided in Section 2 of this Article Eighth:

                           1. any merger or consolidation of the Corporation or
                  any Subsidiary (as hereinafter defined) with or into (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) or Associate (as hereinafter defied) of an Interested Stockholder or the merger or consolidation of any such corporation into the Corporation or any Subsidiary; or

                           2. any sale, lease, exchange, mortgage, pledge,
                  transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Corporation or any Subsidiary; or

                           3. the issuance or transfer by the Corporation or any
                  Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any


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                  Subsidiary to any Interested Stockholder or any Affiliate or
                  Associate of any Interested Stockholder in exchange for cash, securities or other property (or any combination thereof); or

                           4. the adoption of any plan or proposal for the
                  liquidation or dissolution of the Corporation or any Subsidiary proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholders; or

                           5. any reclassification of securities (including any
                  reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder;

         shall require (i) the affirmative vote of the holders of at least 80% of the then outstanding shares of capital stock of the Corporation, voting together as a single class, and (ii) the affirmative vote of the holders of at least a majority of the shares of the capital stock of the Corporation which are not beneficially owned by an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, voting together as a single class (it being understood that for purpose of this Article Eighth, each share of the capital stock shall have the number of votes granted to it pursuant to this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                  B. Definition. The term "Business Combination" as used in this Article Eighth shall mean any transaction which is referred to in any one or more of subparagraphs (1) through (5) of Paragraph A of this
         Section 1.

                  SECTION 2. When Higher Vote is Not Required. The provisions of
         Section 1 of this Article Eighth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law and any other provision of this Certificate of Incorporation, if the Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

                  SECTION 3. Other Conditions to a Business Combination. In the event any Business Combination is approved by the stockholders of the Corporation in accordance with the provisions of Section 1 of this Article Eighth, such transaction shall not be consummated unless all of the following conditions shall have been met:


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                  A. Consideration for Common Stock. The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

                           1. the Highest Per Share Price (as hereinafter
                  defined) (including the brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder or any of its Affiliates or Associates for any shares of Common Stock acquired by it; or

                           2. the Fair Market Value per share of Common Stock on
                  the date of the first public announcement of the proposal of the Business Combination (the "Announcement Date") or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher; or

                           3. the aggregate Earnings Per Share (as hereinafter
                  defined) of the Common Stock during the four full fiscal quarters immediately preceding consummation of the Business Combination, multiplied by the highest Price/Earnings Ratio (as hereinafter defined) of the Common Stock at the conclusion of trading in the public market on any day within the three
                  (3) years preceding the consummation of such Business Combination.

                  B. Consideration For Other Than Common Stock. The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class (or series thereof) outstanding of capital stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph B shall be required to be met with respect to every such class (and series thereof) of outstanding capital stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class (or series) of capital stock):

                           1. the Highest Per Share Price (including any
                  brokerage commissions, transfer taxes and soliciting dealers'
                  fees) paid by the Interested Stockholder or any of its Affiliates or Associates of any shares of such class (or series) of such capital stock acquired by it; or

                           2. the Fair Market Value per share of such class (or
                  series) of such capital stock on the Announcement Date or on the Determination Date, whichever is higher; or

                           3. (if applicable) the highest preferential amount
                  per share to which the holders of shares of such class (or series) of such capital stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.


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                  C. Form of Consideration. The consideration to be received by holders of a particular class (or series) of outstanding capital stock of the Corporation (including Common Stock) shall be paid in cash or, at the election of each such holder, in the same form as the Interested Stockholder has previously paid for shares of such class (or series) of capital stock. If the Interested Stockholder has paid for shares of any class (or series) of capital stock with varying forms of consideration, the form of consideration for such class (or series) of capital stock shall be cash or, at the election of such holder, the form used to acquire the largest number of shares of such class (or series) of capital stock previously acquired by the Interested Stockholder.

                  D. Benefits to Interested Stockholder. Prior to consummation of the Business Combination, neither the Interested Stockholder or any Affiliate or Associate of the Interested Stockholder shall have received any benefits from the Corporation or any Subsidiary, directly or indirectly (except proportionately as a stockholder of the Corporation or as may be approved by a majority of the Disinterested Directors) or shall have caused any material change in the business or capital structure of the Corporation or any Subsidiary.

                  SECTION 4. Certain Definitions. For the purpose of this Article Eighth:

                  A. Person. A "person" shall mean any individual, firm, corporation or other entity. When two or more persons act as a partnership, limited partnership, syndicate or other group (as defined with reference to the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect from time to time, or otherwise) for the purpose of acquiring, holding or disposing of securities of the Corporation, such syndicate or group shall be deemed a "person" for the purposes of this Article Eighth.

                  B. Interested Stockholder. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which
         (i) after January 1, 1988, initially becomes (other than by virtue of receiving the capital stock that makes such person an Interested Stockholder through gift, inheritance, bequest or the operation of the laws of descent and distribution), and (ii) on the date in question is:

                           1. the beneficial owner, directly or indirectly, of
                  more than ten percent (10%) of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors or securities, rights, options or warrants convertible or exchangeable for such stock, or any class thereof; or

                           2. an Affiliate of the Corporation and at any time
                  within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly of ten percent (10%) or more of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors or securities, rights,


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                  options or warrants convertible or exchangeable for such
                  stock, or any class thereof; or

                           3. an assignee of, or has otherwise succeeded to, any
                  shares of capital stock of the Corporation entitled to vote generally in the election of directors or securities, rights, options or warrants convertible or exchangeable for such stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  C. Beneficial Ownership. The terms "beneficial owner," "beneficially owned" and "beneficial ownership" shall be defined with reference to the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect from time to time, provided that in addition thereto a person shall be a "beneficial owner" of any capital stock or be considered to "beneficially own" any capital stock:

                           1. which such person or any of its Affiliates or
                  Associates beneficially owns, directly or indirectly; or

                           2. which such person or any of its Affiliates or
                  Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                           3. which are beneficially owned, directly or
                  indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock.

                  D. Deemed Ownership. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph B of this
         Section 4, the number of shares of capital stock deemed to be owned shall include the maximum number of shares issuable upon the conversion, exchange or exercise of any securities, options, rights or warrants and the number of shares outstanding shall be deemed to include shares deemed owned through application of paragraph C of this
         Section 4 but shall not include any other shares of capital stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  E. Affiliate and Associate. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect from time to time.


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                  F. Subsidiary. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purpose of the definition of Interested Stockholder set forth in paragraph B of this Section 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                  G. Disinterested Director. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with an Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with an Interested Stockholder and is recommended to serve as a director by a majority of Disinterested Directors then on the Board of Directors, or in the event no such Disinterested Directors remain on the Board of Directors, has been designated or nominated by a Disinterested Director to succeed a Disinterested Director.

                  H. Fair Market Value. "Fair Market Value" means: (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such prices or quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (2) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

                  I. Adjustments. References to "Highest Per Share Price," "Earnings Per Share," "Price/Earnings Ratio" and "Price Per Share" shall in each case with respect to any class of capital stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such capital stock into a greater number of shares of such capital stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

                  J. Consideration Upon Survival. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subparagraphs A and B of Section 3 of this Article Eighth shall include the shares of Common Stock and/or the shares of any other class of outstanding capital stock of the Corporation retained by the holders of such shares.


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                  SECTION 5. Powers of the Board of Directors. A majority of the
         Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article Eighth, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Stockholder, (b) the number of shares of capital stock of the Corporation beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another person, (d) Fair Market Value, Highest Price Per Share, Earnings Per Share, Price/Earnings Ratio and Price Per share, (e) whether any transaction has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, and (f) whether an Interested Stockholder and its Affiliates and Associates have received the benefits described in subparagraph D of Section 3 of this Article Eighth. Any such determination shall be conclusive and binding for all purposes of this Article Eighth.

                  SECTION 6. No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article Eighth shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                  SECTION 7. Amendment or Repeal. Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-laws of the Corporation), either (a) the favorable recommendation of a majority of the Disinterested Directors and the affirmative vote of the holders of at least a majority of the capital stock of the Corporation that may vote in the election or directors, or (b) the affirmative vote of (i) the holders of 80% or more of the outstanding capital stock of the Corporation, voting together as a single class, and (ii) the holders of at least a majority of the shares of the capital stock of the Corporation which are not beneficially owned by an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article Eighth.

                  SECTION 8. Severability. If any one or more provisions of this Article Eighth are held to be unenforceable under applicable law, such provisions shall be deemed to be excluded and the balance of this Article Eighth shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         4. That, at a meeting of the Board of Directors of the Corporation held on October 26, 1999, at which a quorum was present and acting throughout, resolutions were duly adopted setting forth the amendment to the Certificate of Incorporation of the Corporation contained in this Amended and Restated Certificate of Incorporation, declaring said amendment to be advisable and calling for a special meeting of the stockholders of the Corporation for consideration thereof.


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         5. That, thereafter, a special meeting of the stockholders of the
Corporation was duly called and held on December 21, 1999, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment contained in this Amended and Restated Certificate of Incorporation.

         6. That said amendment and this Amended and Restated Certificate of Incorporation were duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         7. That the capital of said Corporation shall not be reduced under or by reason of said amendment.


         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by C. V. Prothro, its Chairman of the Board, President and Chief Executive Officer, and Marla K. Suggs, its Secretary, this 5th day of January, 2000.


                                   DALLAS SEMICONDUCTOR CORPORATION



                                   By:  /s/ C. V. Prothro
                                   -------------------------------------------
                                        C. V. Prothro
                                        Chairman of the Board, President and
                                        Chief Executive Officer

/s/ Marla K. Suggs
----------------------------------
Marla K. Suggs, Secretary





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